Exhibit 99.1

PINNACLE ENTERTAINMENT, INC. 3800 Howard Hughes Parkway Las Vegas, Nevada 89169 NYSE: PNK

FOR FURTHER INFORMATION
At the Company — (702) 784-7777:
Chris Plant or Lewis Fanger — Investor Relations
Pauline Yoshihashi — Media

PINNACLE ENTERTAINMENT RESPONDS TO REGULATORS’ RULING
ON ADMIRAL RIVERBOAT IN ST. LOUIS

LAS VEGAS, August 26, 2009 — Pinnacle Entertainment, Inc. (NYSE: PNK) announced today that the Missouri Gaming Commission did not approve Pinnacle’s plans to replace the Admiral riverboat at its current location on Laclede’s Landing in the city of St. Louis, Missouri, and ruled that the repair, replacement or relocation of the existing vessel would require a new gaming license.

“We are obviously disappointed with the Commission’s decision today that they will not permit us to replace the Admiral in order to solve the July 2010 certification issue,” said Jack Godfrey, Pinnacle’s Executive Vice President and General Counsel. “We do not believe this decision is supported by law and we are studying our legal remedies.”

About Pinnacle Entertainment

Pinnacle Entertainment owns and operates casinos in Nevada, Louisiana, Indiana, Missouri and Argentina. The Company has a second casino development project under construction in the St. Louis area, to be called River City, the opening of which is dependent upon final approval by the Missouri Gaming Commission. Pinnacle is also developing a second casino resort in Lake Charles, Louisiana, to be called Sugarcane Bay, and a casino resort in Baton Rouge, Louisiana. Additionally, Pinnacle owns a casino site at the heart of the Boardwalk in Atlantic City, New Jersey.

All statements included in this press release, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances that could significantly affect future results. Accordingly, Pinnacle Entertainment cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to:(a) the risk that the Company may not be able to retain the gaming license for the President Casino in Missouri; and (b) other risks, including those as may be detailed from time to time in Pinnacle Entertainment’s filings with the Securities and Exchange Commission (“SEC”). For more information on the potential factors that could affect the Company’s financial results and business, review the Company’s filings with the SEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.